EXHIBIT 10.2

ASSIGNMENT AND ASSUMPTION OF AGREEMENT OF PURCHASE AND SALE

THIS ASSIGNMENT AND ASSUMPTION (this “Assignment”) is dated May 22, 2008, by and between FOWLER PROPERTY ACQUISITIONS, LLC, a California limited liability company (“Assignor”) and FPA CONIFER ASSOCIATES, LLC, a Delaware limited liability (“Assignee”) with reference to the following:

WHEREAS, Assignor entered into a Purchase and Sale Agreement for certain real property located at 3383 Holcomb Bridge Road, Norcross, Georgia (“Subject Property”) on or about April 2, 2008, as further amended from time to time, with Simpson Financing LP (“Seller”) (the “Purchase Agreement”);

WHEREAS, Assignor desires to assign all of its right, title, interest and obligations in the Purchase Agreement to the Assignee.

WHEREAS, Assignee is willing to accept said assignment of the Purchase Agreement.

NOW THEREFORE, the parties hereto agree as follows:

1. Assignor hereby assigns to Assignee all of its right, title, interest and obligations under the Purchase Agreement.

2. Effective upon Assignor’s assignment pursuant to Paragraph I, Assignee accepts said assignment and expressly assumes the Assignor’s rights and obligations pursuant to the Purchase Agreement and all amendments thereto, including, but not limited to, Assignor’s liability with respect to the representations, warranties, indemnities and covenants contained therein. Notwithstanding the foregoing, Assignor shall not be released from the obligations in the Purchase Agreement and shall remain liable therefore.

3. Assignee shall indemnify, defend and hold Assignor harmless from and against any and all liabilities, losses, claims, damages, costs or expenses, including, without limitation, reasonable attorneys’ fees and costs, arising out of Assignor’s obligations under the Purchase Agreement

4. Assignor represents and warrants to Assignee that, as of the effective date of this Assignment, (i) Assignor has not previously assigned or encumbered its rights under the Purchase Agreement, (ii) Assignor has not cancelled or terminated the Purchase Agreement, (iii) no notice of default has been received from the seller under the Purchase Agreement, and (iv) to Assignor’s knowledge, Assignor is not in default under the Purchase Agreement.

5. This Assignment consists of two pages and may be signed in one or more counterparts and all such counterparts shall be treated as one agreement. Facsimile copies of signature pages of this Assignment shall be deemed originals for purposes of the creation of a fully executed, delivered and enforceable counterpart contract.

“ASSIGNOR”:

Fowler Property Acquisitions, LLC
a California limited liability company

By:	/s/ Michael B. Earl
Michael B. Earl, Manager-Member

“ASSIGNEE”
FPA CONIFER ASSOCIATES, LLC
a Delaware limited liability company
By it Manager:
GF CONIFER, LLC
A Delaware limited liability company

By:	/s/ Michael B. Earl
Michael B. Earl, Manager